Exhibit 1.01

Radware Ltd.
Conflict Minerals Report
For The Year Ended December 31, 2019

This Conflict Minerals Report for the year ended December 31, 2019 (this "Report") has been prepared by Radware Ltd. (“Radware,” the “Company” or “we”) pursuant to Rule 13p-1 (the "Rule" or "Rule 13p-1") promulgated under the Securities Exchange Act of 1934, as amended, and Form SD thereunder.

The Rule was adopted by the Securities and Exchange Commission ("SEC") to implement reporting and disclosure requirements related to “conflict minerals” as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Conflict minerals are defined by the SEC as columbite-tantalite (coltan), cassiterite, gold, wolframite, or their derivatives, which are limited to tantalum, tin, tungsten and Gold (“conflict minerals” or “3TG”).

In general, if an SEC registrant, like Radware, has reason to believe that any of the conflict minerals in its supply chain may have originated in the Democratic Republic of the Congo (“DRC”) or an adjoining country (collectively referred to as the “Covered Countries”) and that such conflict minerals may not originate entirely from recycled or scrap sources, or if the registrant is unable to determine the country of origin of those conflict minerals, then the registrant must exercise due diligence on the conflict minerals’ source and chain of custody, and submit a Conflict Minerals Report to the SEC that includes a description of those due diligence measures as well as measures to address and analyze risks in its supply chain.

This Report relates to the process undertaken for Radware's products that were manufactured or contracted to be manufactured during the calendar year 2019 and that may contain 3TG minerals that are necessary to the functionality or production of such products manufactured or to the products contracted to be manufactured.

A copy of this Report, as well as the Form SD that we filed with the SEC, are available on our website at https://www.radware.com/corporategovernance/conflictminerals.

Unless otherwise defined herein, defined terms used in this Report have the meaning ascribed to such terms in the Rule and Form SD as well as SEC Release No. 34-67716 issued by the SEC on August 22, 2012.

Except as set forth otherwise in this Report, Radware has provided information as of the date of this Report. Subsequent events, such as the inability or unwillingness of any suppliers to comply with Radware’s Conflict Minerals Policy or Radware’s other relevant policies for suppliers and contractors, such as our Supplier Code of Conduct, may affect Radware’s future determinations under Rule 13p-1.

As part of Radware's Labor Practice and Human Rights Policy, Radware respects the protection of human rights, including the basic human rights of employees and workers, and supports and recognizes relevant international frameworks and agreements, such as the United Nations’ Declaration of Human Rights and the International Labor Organization’s Declaration of Fundamental Principles. The Company aims to uphold the human rights of those affected by its business activities, and in particular, of the workers engaged in its supply chain. Accordingly, the Company aspires to source components and materials from suppliers that share our values regarding respect for human rights, integrity and environmental responsibility, and that comply with applicable legal standards and requirements. To that end, the Company upholds a Code of Conduct for Suppliers that addresses issues associated with mineral sourcing and/or conflict minerals. By upholding standards for its suppliers, Radware expresses its commitment to using minerals in its products that do not directly or indirectly finance armed conflict in the DRC or one of the other Covered Countries, or that benefit, directly or indirectly, armed groups in those countries.

1.	Overview

Company Overview

We are a provider of cyber security and application delivery solutions for physical, cloud, and software defined data centers. Our solutions portfolio secures the digital experience by providing infrastructure, application, and corporate IT protection and availability services to enterprises globally. Our solutions are deployed by, among others, enterprises, carriers and cloud service providers. Our solutions are offered in two main categories: products and customer services. Our product offering includes a range of physical, software-based products, product subscriptions and cloud-based subscriptions (or a combination of these) for enterprise and carrier data centers, as part of their IT and application infrastructure. Our customer services offering includes technical support, professional services, managed services and training and certification to our customers. We sell our solutions primarily to independent distributors, including value added resellers (VARs), original equipment manufacturers (OEMs) and system integrators, whereas most of our direct sales are to strategic customers.

For more information about Radware, please visit www.radware.com. The content of any website referred to in this Report is included for general information only and is not incorporated by reference herein.

Responsible Sourcing Efforts in Our Supply Chain

We conducted an analysis of our products and found that small quantities of 3TG could potentially be found in our products that were manufactured or contracted to be manufactured in 2019, and that the 3TG is or could be necessary to the functionality or production of our products.

The products that we manufacture are highly complex, typically containing thousands of parts that are sourced from direct suppliers. In general, as a downstream company (as further explained under Section 2.1 below), we primarily rely on third-party assembly and manufacturing vendors to provide our finished products and, in this respect, these vendors typically receive components and subassemblies included in our products from other suppliers and subcontractors.

We have relationships with a network of suppliers throughout the world and there are generally multiple tiers between the 3TG mines and our direct suppliers. Therefore, we must rely on our direct suppliers to cooperate with us and work with their own upstream suppliers or sub-contractors so that they may provide us with accurate information regarding the origin, or likely origin, of 3TG in the components we purchase from them and that is necessary to the production or functionality of our products. In particular, many of our supplier contracts have fixed durations, and we cannot unilaterally impose new contract terms or flow-down requirements that would otherwise compel these suppliers to support our due diligence efforts with respect to 3TG content. However, as we enter into supplier contracts or renew existing supplier contracts, we seek to add, where feasible, a conflict minerals contract clause that requires relevant suppliers to provide us with information on the likely source and chain of custody of 3TG and relevant smelters or refiners. In attempting to determine the source of the 3TG content in our products, i.e., through our supply chain due diligence, we do not seek to eliminate sourcing from the DRC or other Covered Countries, but rather to ensure that our suppliers responsibly source the necessary minerals in a fashion that does not directly or indirectly fund or support the armed conflict ongoing in that region.

Reasonable Country of Origin Inquiry (RCOI)

We have determined that requesting our direct suppliers to complete the standard Conflict Minerals Reporting Template  (“CMRT”),  as well as following the steps described under Section 2 below (Due Diligence Process), represent our reasonable efforts to determine the mines or locations of origin of 3TG in our supply chain.

We developed a risk-based approach (Pareto analysis) that focuses on the suppliers that represented as of December 31, 2019, in aggregate, at least 90% of our spend on the manufacturing costs of our finished products that were shipped in 2019. We identified in total five (5) relevant suppliers (the “In-Scope Suppliers”). We collected all relevant data from our In-Scope Suppliers submitted in the CMRT of at least version 5.10 or higher ("CMRT") published by the Responsible Minerals Initiatives' ("RMI")  in order to monitor the due diligence process and to gather and assess information from all such In-Scope Suppliers in a standardized format that is approved by an independent third party audit body, such as the RMI.

We sent letters to our In-Scope Suppliers to explain the Rule and to refer them to online training materials and instructions.

We reviewed the responses that we received and followed up on what we perceived as inconsistent, incomplete, or inaccurate responses, as well as sent reminders to suppliers who did not respond to our requests for information. Out of the five In-Scope Suppliers, all of the suppliers (100%) completed and returned to us a CMRT of at least version 5.10 or higher.

Based on these efforts, we have reason to believe that some of our products may contain necessary conflict minerals that potentially originated in the DRC or one of the Covered Countries and are not entirely from recycled or scrap sources. Therefore, according to the Rule, we have engaged in the Due Diligence Process described in detail in Section 2 below.

2.          Due Diligence Process

2.1        Design of Due Diligence

Our due diligence measures have been designed to conform, in all material respects, with the internationally recognized due diligence framework prescribed by the Organization for Economic Co-operation and Development ("OECD") Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (2016)" and related Supplements (the “OECD Guidance”). The OECD Guidance distinguishes between the roles of and the corresponding due diligence recommendations addressed to upstream companies and downstream companies in the supply chain, whereby “upstream” generally means the mineral supply chain from the mine to smelters or refineries, and “downstream” generally means the minerals supply chain from smelters/refiners to retailers. We designed our due diligence measures according to the recommendations of the OECD Guidance for downstream companies that have no direct relationships to smelters or refiners as we believe that we are a “downstream” company.

2.2           Due Diligence Performed

2.2.1        Establish Strong Management Systems

Corporate Policy

We have adopted a Conflict Minerals Policy (our "Policy" or our "Conflict Minerals Policy") that is aimed at achieving responsible sourcing of the necessary conflict minerals. The Policy is publicly available on our website at https://www.radware.com/corporategovernance/conflictminerals.

Internal Team

We have established a management system to support supply chain due diligence related to the necessary 3TG. Our management system includes a steering committee headed by the Company's Legal Department (the “CM Steering Committee”), and a team of subject matter functions such as supplier management, operations and legal.

Supply Chain Control Systems and Transparency

We requested that all In-Scope Suppliers provide information to us regarding 3TG and relevant smelters or refiners using the CMRT of at least version 5.10 or higher. We collect and analyze all relevant data submitted to us through the CMRT to maintain a smelter or refiner database for Radware. This database of records is compared against the list of smelters or refiners that have received 'conformant' or 'active' designation according to the RMI's independent smelter or refiner audit program, namely the Responsible Minerals Assurance Process ("RMAP").

We adopted, and communicated to our suppliers and to the public through our website and direct letters, our Policy for the sourcing of minerals originating from conflict-affected and high-risk areas that are under scrutiny for human right abuses, namely from the DRC or other Covered Countries, as per the stipulations of the Rule.

Grievance Mechanism

Our Conflict Minerals Policy is available to the public on our website at https://www.radware.com/corporategovernance/conflictminerals and provides the contact details for reporting concerns or questions regarding the Policy or violations thereof. Suppliers and other external parties are encouraged to contact their regular sourcing channel if they wish to seek guidance on the application of this approach, or if they wish to report a grievance in relation to our Conflict Minerals Policy.

Maintaining Records

We maintain data records relating to our due diligence efforts for the five-year duration recommended by the OECD Guidance. Radware stores current and former CMRTs received from suppliers to maintain traceability and transparency.

Supplier Engagement

We maintain an electronic portal that directs suppliers to resources related to conflict minerals, including FAQs from the SEC.

We established a conflict minerals webpage to host our Conflict Minerals Policy and our conflict minerals reports along with their related Form SDs. Our webpage is hosted at https://www.radware.com/corporategovernance/conflictminerals.

We also provide guidance on the topic for relevant suppliers and engage in on-going outreach to our suppliers in order to collect, validate and archive supplier responses that relate to our conflict minerals due diligence process and supply chain inquiry.

As we enter into supplies contracts or renew existing supplier contracts, we seek to add, where feasible, a conflict minerals contract clause that requires suppliers to provide us with information on the likely source of the necessary 3TG they provide us, and relevant smelters or refiners.

Our internal controls also include a company-wide Code of Conduct that outlines expected behaviors from all of our employees, contractors and consultants in engaging with suppliers. We have also adopted a Supplier Code of Conduct in which we convey to our suppliers, contractors and relevant third parties our expectations regarding, among other topics, responsible sourcing practices. The full text of our Code of Conduct and Supplier Code of Conduct is available on our website at https://www.radware.com/corporategovernance.

2.2.2         Identify and Assess Risks in the Supply Chain

We approached five In-Scope Suppliers and received responses from all (100%) of the In-Scope Suppliers as described in the RCOI. We reviewed and analyzed the respective CMRTs of our In-Scope Suppliers and compared the information provided therein against the Standard Smelter List of Compliant and Active Smelters from the RMAP - a list issued by RMI that aims to identify smelters or refiners that have systems in place to assure the responsible sourcing of conflict minerals, including those conflict minerals originating from the DRC or other Covered Countries. We rely on these In-Scope Suppliers, whose components may contain 3TG, to provide us with information on the likely  source and chain of custody of conflict minerals contained in the components supplied to us that are necessary to the production and/or to the functionality of our products. Our In-Scope Suppliers are similarly reliant upon information provided by their suppliers.

 2.2.3         Design and Implement a Strategy to Respond to Risks

We implemented the following strategy to address the results of our risk assessment described in Section 2.2.2 above. The goal of the design and implementation of our risk management strategy is not to eliminate sourcing from the DRC or other Covered Countries, but rather to encourage participation with the RMI and other relevant third party audit bodies, where possible. The following steps were taken to implement a strategy to help us assess potential risks:

•	The CM Steering Committee held periodic meetings to review progress and assess the risks identified.
•
We reviewed the responses that we received from In-Scope Suppliers and followed up on what we perceived to be inconsistent, incomplete, or inaccurate responses, as well as sent reminders to In-Scope Suppliers that did not respond to our requests for information.

•
We sent, where applicable, follow up letters to unresponsive In-Scope Suppliers and to In-Scope Suppliers who declared they sourced conflict minerals from the DRC or other Covered Countries, asking them to complete their supply chain due diligence process in order to validate that all smelters or refiners from the DRC or other Covered Countries are compliant with the RMI or other independent conflict-free smelter validation programs, such as the London Bullion Market (LBMA) or the Responsible Jewelry Council (RJC).

•	Engaged relevant senior management, including our Vice President and General Counsel, who were briefed on our due diligence efforts, risk analysis results and mitigation efforts.
•
We approached In-Scope Suppliers that we identified as possibly sourcing from smelters or refiners located in the DRC or other Covered Countries that did not receive a conformant or active designation from the RMI, and asked for a corrective action plan.

2.2.4          Carry out Independent Third Party Audit of Smelters/Refiners Due Diligence Practices

We rely on industry-wide initiatives, such as RMI, to conduct risk assessments at the upstream level.

Since we do not have direct sourcing relationships with conflict mineral smelters or refiners, we did not perform direct audits of these entities within our supply chain.

2.2.5          Report on Supply Chain Due Diligence

Our supply chain conflict mineral due diligence efforts are described in this report. This Conflict Minerals Report is available on our website https://www.radware.com/corporategovernance/conflictminerals and is filed with the SEC.

3. Results of Assessment

Based on information provided by our In-Scope Suppliers as well as by RMI, the results of our due diligence investigation on the dates covered by this Report, are as follows:

•	We were successful in approaching all In-Scope Suppliers.

•	Out of the five (5) In-Scope Suppliers, all (100%) completed and returned the CMRTs to us. Based on the CMRTs we received from these In-Scope Suppliers:

o	100% of the responses received provided data at the following levels.

Category of RMI CMRT Filed	Percentage of Responsive In-Scope Suppliers
Company level	40% (2 out of 5 suppliers)
User defined	20% (1 out of 5 suppliers)
Product list	40% (2 out of 5 suppliers)

o	We identified that 92% of the reported smelters or refiners (“SoRs”), or 254 SoRs, as of the publication of this Report, are conformant or active in the RMI’s RMAP audit program, as detailed below:

SoR RMI Status (Conformant, Active and Undocumented):

Conformant	254 Smelters or Refiners, 92% of Smelters or Refiners
Active	0 Smelters or Refiners, 0% of Smelter or Refiners
Undocumented	23 Smelters or Refiners, 8% of Smelters or Refiners
Total	277 Smelters or Refiners, 100% of Smelters or Refiners

Based on the information provided by the In-Scope Suppliers as well as by RMI, as of the date of this Report, Radware believes that the facilities that may have been used to process the conflict minerals in Radware’s products may include the smelters or refiners listed in Annex I below.

Based on the information provided by the In-Scope Suppliers as well as by RMI, as of the date of this Report, Radware believes that the countries of origin of the conflict minerals contained in its products may include the countries listed in Annex II below.

The information gathered from our In-Scope Suppliers is not collected on a continuous, real-time basis.

In addition, Radware can only provide reasonable and good faith, yet not absolute, assurance regarding the source and chain of custody of the necessary conflict minerals, since the information arises from direct suppliers as well as from independent third party audit programs such as the RMI and the LBMA.

4. Future Risk Mitigation Efforts

We currently intend to continue working with our global supply chain to achieve the responsible sourcing of minerals from conflict areas and to comply with applicable regulations to the extent that they are required:

•
Continue implementing risk management measures and follow up processes with regard to non-responsive suppliers or suppliers working with undocumented suppliers according to current information from the RMI’s RMAP program.

•
As described in our Conflict Minerals Policy, to the extent that we have reason to believe that any of our 3TG suppliers source, or potentially source, such minerals from facilities that may, directly or indirectly, support the on-going conflict in the DRC or the other Covered Countries, we encourage such suppliers to establish an alternative source of 3TG sourcing that does not support such conflict, as outlined in the OECD Guidance. This engagement is important to us as we are committed to discouraging the propagation of human rights abuses in our supply chain. It should be noted, however, that as of December 31, 2019, none of our In-Scope Suppliers sourced from smelters or refiners from the DRC or other Covered Countries, according to the information provided in their CMRT declarations to the Company.

•	Continue to include or attempt to include a conflict minerals flow-down clause in new or renewed supplier contracts.
•
Continue to direct our suppliers through our website and direct communications to information and training resources with the goal of maintaining a 100% response rate and improving the content of the supplier’s survey responses.

•	Request suppliers to procure materials through validated smelters or refiners pursuant to the RMI or other approved resources and request suppliers to take mitigating actions in case they do not.
•	Continue to validate supplier responses using information collected via independent conflict-free smelter or refiner validation programs, such RMI's RMAP program.
•	Continue to engage in regular and ongoing risk assessment through our suppliers’ annual data submissions.

Annex I – List of Smelters and/or Refiners

Metal	Smelter Look-Up	Smelter Country
Gold	8853 S.p.A.	ITALY
Gold	Advanced Chemical Company	UNITED STATES
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	Aurubis AG	GERMANY
Gold	Bangalore Refinery	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres + Métaux S.A.	SWITZERLAND
Gold	Chimet S.p.A.	ITALY
Gold	Chugai Mining	JAPAN
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	Do Sung Corporation	KOREA, REPUBLIC OF
Gold	Doduco	GERMANY
Gold	Dowa	JAPAN
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	FSE Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA
Gold	HeeSung Metal Ltd.	KOREA, REPUBLIC OF
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Henan Zhongyuan Gold Smelter of Zhongjin Gold Co. Ltd.	CHINA
Gold	Heraeus Ltd. Hong Kong	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Italpreziosi	ITALY
Gold	Japan Mint	JAPAN
Gold	JCC	CHINA

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	L'Orfebre S.A.	ANDORRA
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Marsam Metals	BRAZIL
Gold	Materion	UNITED STATES
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Ohio Precious Metals, LLC	UNITED STATES
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	PAMP S.A.	SWITZERLAND
Gold	Planta Recuperadora de Metales SpA	CHILE
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Précinox S.A.	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA
Gold	REMONDIS PMR B.V.	NETHERLANDS
Gold	Republic Metals Corporation	UNITED STATES
Gold	Royal Canadian Mint	CANADA
Gold	SAAMP	FRANCE

Gold	Safimet S.p.A	ITALY
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	Schone Edelmetaal B.V.	NETHERLANDS
Gold	SEMPSA Joyería Platería S.A.	SPAIN
Gold	Shandong Gold Mine(Laizhou) Smelter Co., Ltd.	CHINA
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	T.C.A S.p.A	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES
Gold	Valcambi S.A.	SWITZERLAND
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Zijin Mining Industry Corporation	CHINA
Tantalum	Asaka Riken Co., Ltd.	JAPAN
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES
Tantalum	Duoluoshan	CHINA
Tantalum	Exotech Inc.	UNITED STATES
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY

Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	Kemet Blue Powder	UNITED STATES
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineração Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining & Smelting	JAPAN
Tantalum	Molycorp Silmet A.S.	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF
Tantalum	QuantumClean	UNITED STATES
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemicals	JAPAN
Tantalum	Telex Metals	UNITED STATES
Tantalum	Tranzact, Inc.	UNITED STATES
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tin	Alpha	UNITED STATES
Tin	An Vinh Joint Stock Mineral Processing Company	VIETNAM
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin	Cooper Santa	BRAZIL
Tin	CV Ayi Jaya	INDONESIA
Tin	CV Dua Sekawan	INDONESIA
Tin	CV Gita Pesona	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Dowa	JAPAN
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIETNAM
Tin	Elmet S.L.U.	SPAIN
Tin	EM Vinto	BOLIVIA
Tin	Fenix Metals	POLAND

Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	GuangXi China Tin	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Tin	Jiangxi Nanshan	CHINA
Tin	Kai Unita Trade Limited Liability Company	CHINA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	Metallic Resources, Inc.	UNITED STATES
Tin	Metallo-Chimique N.V.	BELGIUM
Tin	Mineração Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Operaciones Metalurgical S.A.	BOLIVIA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Bangka Serumpun	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Justindo	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Kijang Jaya Mandiri	INDONESIA
Tin	PT Menara Cipta Mulia	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Rajehan Ariq	INDONESIA

Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	Resind Indústria e Comércio Ltda.	BRAZIL
Tin	Rui Da Hung	TAIWAN
Tin	Soft Metais Ltda.	BRAZIL
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIETNAM
Tin	Thaisarco	THAILAND
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIETNAM
Tin	VQB Mineral and Trading Group JSC	VIETNAM
Tin	White Solder Metalurgica	BRAZIL
Tin	Yunnan Chengfeng	CHINA
Tin	Yunnan Geiju Zili Metallurgy Co. Ltd.	CHINA
Tin	Yunnan Tin Company Limited	CHINA
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	ALMT Corp	JAPAN
Tungsten	Asia Tungsten Products Vietnam Ltd	VIETNAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck GmbH	GERMANY
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tungsten	Hunan Chenzhou Mining Group Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA

Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES
Tungsten	Kennametal Huntsville	UNITED STATES
Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC	UNITED STATES
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIETNAM
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA

Annex II – Country of Origin Inquiry (COO)

Gold	Tantalum	Tin	Tungsten
ANDORRA	BRAZIL	BELGIUM	AUSTRIA
AUSTRALIA	CHINA	BOLIVIA	BRAZIL
AUSTRIA	ESTONIA	BRAZIL	CHINA
BELGIUM	GERMANY	CHINA	GERMANY
BRAZIL	INDIA	INDONESIA	JAPAN
CANADA	JAPAN	JAPAN	KOREA, REPUBLIC OF
CHILE	KAZAKHSTAN	MALAYSIA	PHILIPPINES
CHINA	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF	PERU	RUSSIAN FEDERATION
FRANCE	MEXICO	PHILIPPINES	UNITED STATES OF AMERICA
GERMANY	RUSSIAN FEDERATION	POLAND	VIETNAM
INDIA	THAILAND	SPAIN
INDONESIA	UNITED STATES OF AMERICA	TAIWAN
ITALY		THAILAND
JAPAN		UNITED STATES OF AMERICA
KAZAKHSTAN		VIETNAM
KOREA, REPUBLIC OF
KYRGYZSTAN
MEXICO
NETHERLANDS
PHILIPPINES
POLAND
RUSSIAN FEDERATION
SINGAPORE
SOUTH AFRICA
SPAIN
SWEDEN
SWITZERLAND
TAIWAN
THAILAND
TURKEY
UNITED ARAB EMIRATES
UNITED STATES OF AMERICA
UZBEKISTAN